Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 dated September 11, 2020, of our report dated April 2, 2020, relating to the consolidated financial statements of Jaguar Health, Inc. as of and for the year ended December 31, 2019 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

September 11, 2020